                                                                      EXHIBIT 99

[LETTERHEAD OF RETRACTABLE TECHNOLOGIES, INC.]

May 31, 2002

Dear Shareholder:

As Retractable Technologies, Inc. approaches successful production and sale of our 100,000,000th syringe unit next month, I believe this to be an opportune moment to update you about changes in our industry. The following is, to the best of my knowledge, the current state of the safety injection technology. I have included what I believe to be the most significant new and old competitors and where each of them stands with regard to the technological potential for their injection devices to serve as a safe injection solution.

Ideally a report of this type would be provided by an objective third party expert in the field. Unfortunately, the best candidate for the job, America's major consumer guide on medical products, refused to take a position on the safety differences between products in their most recent report./a/ In lieu of a third party analysis, the second choice would be to have individuals within the industry who are recognized as the most successful and knowledgeable in designing safe products provide an overview of the various alternatives. That honor would undeniably go to the Retractable Technologies, Inc. staff. I have tried to keep the report as minimally technical as possible without losing important differentiations with regard to each of the covered products. Anyone desiring a more detailed analysis, additional background information about how I came to my conclusions, or documentation to substantiate the veracity of my analysis, should not hesitate to contact me.

Widespread medical use of the technologies covered in this report should not be confused with clinical acceptability. The entrenched manufacturers have systematically sought to maintain their market control by constraining consumer choices and eliminating competition. One of the primary methods utilized has been the use of long-term exclusive contracts with Group Purchasing Organizations (GPOs). The world market for injection syringes currently stands at approximately 30 billion units per year, with the U.S. usage comprising approximately 6 billion units. Almost none of the world market is currently utilizing effective safety needle injection devices, and surprisingly, that
          ---------
disappointing fact includes the U.S.

The safety legislation in the U.S. that passed Congress and was signed into law by the President in 2000, mandating the use of safety syringes, has thus far failed in the area of syringe products. This, in large measure, is due to the efforts of Becton Dickinson (BD) and Tyco (formerly Sherwood Medical), who continue to dominate and exercise control over the market without the capability of supplying their customers with viable safety injection devices. The rare exceptions to the current lack of safety within the U.S. market are facilities using automated retraction products which have a demonstrated and documented track record of providing the effective needlestick protection the legislation requires.

It is not an exaggeration to state that the legislation requiring the use of safety needle products would never have passed in the U.S. but for the demonstration of the VanishPoint(R) products to Congress by ourselves, healthcare workers and the Service Employees International Union. Prior to 1997 and the availability of the VanishPoint(R) syringe products, efforts at needlestick legislation had not gained any significant support because the safety technology provided by the two largest manufacturers, BD and Tyco, had failed to provide any definitive safety benefit. Unfortunately, BD and Tyco have quickly moved forward to capitalize on their illegally controlled market share by selling syringes that they already know to be sufficiently defective in design that they cause additional needlesticks to workers rather than reduce injuries.

Sheathing Tube Safety Syringes
------------------------------
Historically, the two first and thus far highest volume manufactured and marketed "safety" injection products in the U.S. are sold under the trade names of Safety-Lok(TM) and Monoject(TM) and are manufactured by BD and Tyco, respectively. Both of these products require two hands to operate the tubular sheathing "safety" feature. The tubular sheath is a cylinder that is mounted around the barrel of the syringe. By requiring a second hand moving closer to the needle, these devices not only increase the risk of a needlestick injury but also contradict safety criteria for needle devices set forth by the Food and Drug Administration (FDA), National Institute for Occupational Safety and Health (NIOSH) and Occupational Safety & Health Administration (OSHA). Predictably, when Kaiser, a large hospital system in California, used the BD sheathing syringes over an 18-month period, their accident rate increased. The accident rate later decreased when the safety sheathing products were removed from the shelves. In spite of the Kaiser study, both Becton Dickinson and Tyco continue to aggressively sell the BD Safety-Lok and Monoject, and all the while clinicians continue to experience life-threatening, and sometimes fatal, injuries through the use of these products.

By the late nineties it became clear that BD and Tyco would need second generation safety products to fend off competition from automated retraction devices like the VanishPoint(R) products. As a temporary solution, BD introduced the SafetyGlide(TM), as a modification of the sheathing concept.

Lever-Operated Sheaths
----------------------
This next generation of injection products to emerge from BD and Tyco were the SafetyGlide and Magellan(TM), respectively. These two products, similar to their already marketed sheathing injection products, are essentially identical to each other in form and function. Both products require a grip change to operate the safety feature that puts at least one finger in close proximity to the needle. While the Tyco Magellan is new on the market, the BD SafetyGlide was used at Kaiser following the removal of the Safety-Lok. The Kaiser use of the SafetyGlide failed to provide any reduction in accidents during one year of widespread use, according to Enid Eck, Infectious Disease Nurse Coordinator and Senior Consultant for HIV and Infectious Disease of Kaiser Permanente./b/

Technical obstacles to the use of the lever-operated sheath product as a worldwide standard for a safe injection device are numerous. The BD SafetyGlide has a warning about fluid splatter on the box due to the angle of the structure that supports the safety element as it slides down the needle during activation. Due to the pitch of the thread, the needle assemblies sometimes fall off when activated. In addition, the grip changes necessary to activate the safety feature cause people to drop the product, causing additional accidents. The Tyco Magellan has the same problems of not providing safety and causing splatter, but the needle assemblies do seem to stay on better. Neither the BD SafetyGlide nor the new Tyco Magellan has any independently documented safety benefit to our knowledge. Lack of efficacy, additional expense, clinical unpopularity and additional unjustifiable manufacturing costs all point toward little or no future for these products, and certainly no potential as a world standard for safe injection technology.

Automated Sheaths
-----------------
Medi-Hut Co., Inc. is at some stage of developing and launching an automated extendable sheathing product. The sheath, similar to that on the Safety-Lok and Monoject, is spring-loaded. The technology is cumbersome and adds to disposal and manufacturing costs, but is a major improvement over manual sheathing devices, which create additional accident opportunities by engaging a second hand during the activation process. Short-term, the product could have some market potential, but long-term will not survive against market saturation with lower cost, superior, fully-automated retraction devices. This technology was originally tried in a product called the Turtle syringe, which did not succeed, but the Medi-Hut device may be a more efficient version. Final judgment should await clinical reports of efficacy.

Hinged Sheathing Syringes
-------------------------
Hinged sheathing syringes, such as those made by Portex (Smiths Medical), are plastic sleeves that hinge off the end of the syringe barrel and are flipped over the needle manually after use. Terumo, one of the largest syringe manufacturers outside the U.S., has been providing this technology in conjunction with Portex for the U.S. market. The instructions suggest the healthcare worker find a hard surface after use of the syringe to flip the protective plastic element over the needle. The technology has the advantage of being very cheap, but we believe is disgracefully provided to innocent workers since we have never seen any documentation that would indicate any safety merit of its technology in preventing sticks. Clinicians frequently use their hands or other areas of their bodies to flip over the protective covers because they are not in close proximity to a hard surface. These activation processes can cause additional accidents and, in any case, the flipping motion causes blood splatter. Sixty percent of all accidental needlestick injuries

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occur within seconds after a sharp is removed from a patient,/c/ which is not at all addressed by the Portex technology, and which may explain the lack of supporting clinical data for the product's continued use. We believe this technology will not be a significant part of the future global market due to its lack of efficacy.

Manual Retractable Syringes
---------------------------
Manual retraction technology requires users to advance the plunger handle until it locks onto the syringe's needle holder at the end of an injection. Following engagement, the contaminated needle is manually retracted into the syringe barrel. This design requires the use of both hands after the contaminated needle has been removed from the patient. Activation of the safety feature requires the clinician to grab the barrel with his or her free hand and manually pull the plunger back until the needle is within the confines of the barrel. Two early attempts at this technology that were marketed but never gained clinical acceptance were by U.S. Medical Instruments with their SafeSnap device, and The Medtech Group that had a device called Entrap. The Japanese division of Terumo also manufactures a design of this type, which has not been well received in the Japanese market.

We have never seen any data to suggest these manual retraction products have any clinical safety merit, probably due to the additional necessary manual steps for safety activation. The product adds moderate costs to production and adds to disposal bulk and cost. Clinically, the products so far marketed have been tried and rejected as "too handsy," with no clinical or safety benefit.

Fully Automated Retractable Syringes
------------------------------------
Fully automated retractable syringes are what we at Retractable Technologies, Inc. have been successfully manufacturing since 1997. The devices contain spring-loaded needle holders, which automatically retract into the barrel upon completion of the injection. Other manufacturers claiming to have technology at some stage of development equivalent to the Retractable Technologies, Inc. VanishPoint(R) syringe include New Medical Technologies (NMT), Medisys, and Becton Dickinson.

The NMT product, while similar to the Retractable VanishPoint(R) syringe to the point of infringement, does contain some problematic modifications. The syringe is composed of acrylic instead of polypropylene plastic, and is therefore far more brittle. The use of the more expensive acrylic was necessary for the NMT product, because the product utilizes a breakable handle rather than using a simple plug, as is found in the VanishPoint(R) product. A further problem resulting from NMT's use of acrylic is that the material interacts with oil-based medications, limiting the time that such medications can be left in the syringe, which is a warning the FDA mandated they include on the label. This limits the clinician's ability to use the NMT device.

The NMT design also has some major production obstacles. The attempt to attach the needle prior to assembling the front end requires them to pass the needle through a very small diameter hole. During this process, the vibration of the assembly equipment causes the needle to collide with the outside supporting structure, resulting in a significant reduction in production capability. This is a problem they have been struggling with for quite some time according to company issued statements. A last, but not insignificant, problem with the NMT product is that the spring size that is compatible with the front end design lacks sufficient force to retract the needle directly from the patient, thus limiting the overall safety value of the product. Most accidents occur within seconds of removing the needle from the patient. As of yet, having thus far failed to overcome market conditions and production problems, NMT products have not been commercially used on a wide scale. We have recently taken action against NMT for their unwarranted use of our technology and plan to protect our shareholders from any losses that could result from their continued infringement of our patents.

Medisys has a syringe called the Futura, designed to be an automated retraction syringe. This device operates on the basis of an elastomer (similar to a rubber band). I initially looked at making a retraction syringe utilizing elastomer in the early 1990s, as is demonstrated in some of my earlier patents, but rejected that solution in favor of the current VanishPoint(R) design. The problems with my earlier (and now Medisys') design approach is that elastomers create an assembly obstacle, drive up production costs, and reduce reliability while providing no advantage over spring-loaded products. Springs in high volume cost only a fraction of a cent and have an almost infinite shelf life with little or no performance variation. I do not believe the Medisys technology will ultimately be able to compete head-to-head in cost and performance with the spring-based products. To the extent that Medisys has the technology rights to make the product, and is able to overcome production obstacles, I believe the technology could have some potential until the market approaches saturation, at which point it should lose out to the spring based products.

Recognizing the liability of continuing to maintain market share long-term with such poorly constructed technology as the SafetyLok or SafetyGlide, BD was compelled to announce yet another safety syringe design, the ever-elusive "Integra." Originally the Integra product was designed along the lines of the McGary patent, which incorporated a steel cutting tooth that is supposed to cut the needle holder loose at the end of the injection. The first time I saw the technology was in the early 1990s. The inventor, R. Kern McGary, called to congratulate me on our Retractable design and stated that we had the more producible solution. His original design was then sold to an Illinois engineer who ultimately sold the product and rights to BD. Previously the design called for a seal that was mounted on a plunger head supported on thin stanchions that were designed to break away, exposing the cutting head. Also, the product was to have a changeable front end, presumably allowing for needle changing; however, that was not a requirement of the original McGary patents, but was claimed in Med Design's Botich patent. The supporting stanchions of the McGary version were not reliably moldable, and the methodology for attaching the front end is not,
                                                                          ---
in my opinion as an engineer, achievable for high volume production with present-day technology. There was no provision to stop leaking or loss of vacuum during attempts to draw medication, and without inclusion of washers and factory attachment of the needle assembly there does not appear to be any way to address this serious problem. Permanent factory attachment of the needle assembly to the barrel by gluing, sonic welding, or high precision screwing with washer elements would prohibit field removal of the needle, thus nullifying the product's claim of having a changeable needle.

Intelligent discussion as to whether automated retraction syringes should or should not be equipped with detachable needles requires some knowledge of needleless systems. The primary justification for providing syringes with detachable needles in today's U.S. healthcare arena is for the purpose of accessing IV line injection ports. Traditionally, patients receiving IV therapy were given intravenous injections through low cost pierceable access ports. The healthcare professional would draw up IV medication with the syringe and attached needle and then inject the medication directly into the pierceable port, thus eliminating any need to inject the patient. The needle, which was subsequently removed from the pierceable port, was contaminated from patient fluid backflow in the IV line, and became a potential needlestick threat to the healthcare worker.

As a needlestick accident elimination solution, new threaded ports were provided on IV tubing allowing clinicians to draw up mediation, remove the needle, and then screw the syringes directly to the ports for medication administration, leaving no contaminated needle at the end of the process. Unfortunately, removal of the needles in a non-sterile environment such as a hospital room setting, compromises a previously closed system, allowing for contamination and creating a significant potential risk of patient infections (staph and others).

Automated retraction technology with non-detachable needles provides a far safer, cheaper alternative solution to the new needleless systems by allowing the syringe needles to be retracted directly from the standard low cost pierceable ports versus the newer threaded ports that cost several dollars each. Considering that the IV tubing and ports must be changed and discarded on an average 72 hour basis, the introduction of the new systems has provided a gold mine to the major manufacturers. However, for the hapless patients who contract the often deadly infections through the use of needleless systems, the original method of never detaching needles from syringes combined with automated retraction from the closed system ports provides a far more desirable solution, protecting both patients and clinicians in the process.

Nevertheless, BD continues to claim that one of the greatest attributes of the "yet to be released" Integra will be the product's capacity for needle removal for use with needleless systems. The thread of the Integra is not compatible with existing needleless system threaded ports, so BD is also marketing an additional component as an adapter that must be used for IV line access. The adapter is small and will require significant finger manipulation, which unfortunately will significantly contribute to increasing contamination of patient IV systems. A simple visual examination of the adapter and its intended use should convince anyone of the impossibility of using the BD product in conjunction with needleless systems without compromising the sterility barrier and the patient's safety.

In the meantime, BD has further modified the McGary syringe to what they advertised to customers and analysts alike as their final answer to our retractable syringe. After many modifications and re-application of patents, BD has moved the product sufficiently away from the original designs of both Botich and McGary to the point where, in my opinion, BD does not own the underlying technology for their future Integra product. Retractable has patents still pending that predate BD's recent filings and which disclose features that BD has incorporated into their most recent patent filings.

The technical problems with the Integra syringe appear to be numerous. As Wall Street is now learning, the product has been twelve years in the making, moved through several different patent technology areas, and is still undergoing design changes. The changeable needle feature has turned out to be a disaster for the Integra because it serves no clinical benefit but puts the clinician in the product assembly chain. At a recent major trade show, clinicians handling the Integra product samples experienced difficulty in both engaging the thread and overcoming the resistance while attempting to twist on the needle hub into its designed seated position. If clinicians do not put the needle on perfectly, it will leak and, in some cases, blow-out from fluid pressure. The conical section on a standard syringe reduces cross-sectional area and thereby blow-out pressure, but cannot be adapted to the Integra due to the location of the retraction spring.

Clinical issues with a changeable retractable needle include the problems of medication spillage when the needle is removed and exposure of patients to serious, potentially deadly, staph infections when needles are removed in a non-sterile environment such as a hospital room. Needle removal on standard syringes is a long established source of dangerous infection to patients, and the problem is tremendously multiplied on the Integra due to the increased cross-sectional area resulting from the product's not having a protective cone at the needle attachment end. Another issue with the Integra is that, after use, unscrewing of the front end results in the dropping out of the used (contaminated) needle and spring onto the floor, worker, or hospital bed.

The reduced dead space that BD claims is a design benefit is really another significant disadvantage of the Integra. The dead space on the Integra patent design varies with the degree to which the clinician screws on the front portion, which also causes dose inaccuracy. This is not a significant problem with standard syringes due to the conical section at the end of the barrel of the syringe or products such as the VanishPoint(R), with non-detachable needles, but may be sufficient basis for having the Integra removed from the market (if it reaches the market in its present form). Dosage accuracy is an important clinical consideration for any syringe product, and the Integra will not have such accuracy unless every clinician screws on the needle exactly the same number of prescribed turns.

In any case, the minimization of dead space has historically proven to be a non-issue. BD previously launched its Med Saver, a very low dead space syringe, which had almost no sales. The dead space issue is a non-issue because medication vials come with additional medication to cover the losses due to voids, and this allows for some adjustment on the part of the caregiver in aspirating the syringe prior to the injection for the purpose of removing air bubbles. Who hasn't seen a clinician squirt a little medication into the air, making last minute adjustments prior to injection? The BD touted dead space savings is in fact less than one average teardrop per injection.

It should also be noted that needle changeability has never been considered a necessary part of injection giving, and in fact none of the major manufacturers, including BD, includes more than one needle when packaging their standard injection syringes. In conclusion, needle removal subjects patients to exposure of potentially deadly infections. Dead space is not and never was an issue and the Integra is not mass producible or clinically acceptable in its present configuration. I do believe BD will manufacture a small number of the devices and launch them, probably at Kaiser, as a ploy to keep Wall Street from recognizing the powerful position Retractable now holds with regard to providing an excellent solution that establishes a new world standard. We believe BD will select Kaiser because of the confidentiality agreement that BD has with Kaiser. By launching the product at Kaiser or other closely-held facilities, information concerning the actual number of Integra products used and their clinical and mechanical failures can be concealed. We also anticipate that BD will make a concerted effort to display the Integra product in the Dallas-Fort Worth area in effort to undermine Retractable's shareholders' confidence and our future efforts to raise capital. If BD lacks the proprietary technology and know-how to manufacture or sell the Integra competitively, we can't see any real potential for future royalty payments to Med Design on safety injection syringes. For further information on Med Design, see Retractable Technologies, Inc.'s 8K filing of August 1, 2001.

Presently, the VanishPoint(R) retractable syringe remains the only injection product on the market with a proven manufacturing track record and proven ability to virtually eliminate accidental needlesticks. Manufacturability is not a question. As mentioned earlier, we are now approaching our 100,000,000th production unit. Clinical acceptance is already established, and we have succeeded in taking customers from both BD and Tyco through technological superiority, despite their continuing efforts to keep the VanishPoint(R) off the market.

The technology benefits of the VanishPoint(R) include a superior design and a strong patent position, coupled with the fact that we were the first to develop a product that actually works. The product integrates both needlestick protection and non-reusability into a single feature. The simplicity of the technology, a faucet washer and spring both produced at the cost of a fraction of a cent, make the VanishPoint(R) the lowest cost product of all the retractable designs in terms of materials and assembly. The molding requires no thin sections, no tool slides, and no turning of core pins that are needed for other products. Assembly is accomplished without welding, threading, or gluing (other than normally used for needle insertion) which simplifies the process and provides for a robust product with a long-term shelf life. The VanishPoint(R) syringe, because it provides the highest level of needlestick protection and prevents reuse with the lowest manufacturing and assembly costs, remains the best candidate as the new world standard. BD's disparagement strategy of telling Wall Street that the Retractable products cannot be made cheaply, combined with BD's efforts at blocking our market access, has significantly eroded our financial margins. While this strategy has been very successful in getting investors to overlook our strong technological position, investors should know that recently we received bids from outsource manufacturers that will provide the Retractable VanishPoint(R) syringes at $.08 to $.09 fully manufactured, packaged, sterilized, and ready for sale and use with no additional investment on our part. Inspection of the product samples we have received so far have passed through our preliminary Quality Assurance checks with flying colors. The outsourcing option is a matter we are certainly considering, particularly for the Third World market. Studies we have conducted on material and assembly costs show that with high automation we can actually produce our products in the $.05 to $.06 range, which was our goal when we received the National Institutes of Health grants to develop a new world standard, and a goal we still maintain today.

Shareholders and analysts often express concern with regard to how small new companies like ours, with improved technologies, can hope to financially survive in long, drawn out struggles and legal battles against corporate giants like Becton Dickinson and Tyco. It is an important material fact to understand that we have taken steps to mitigate such risks by using a strategy of working with our attorneys in a manner that minimizes the drain on our capital resources. There is also a precedent for companies like ours successfully utilizing the legal system to achieve market access when the technology is sufficiently innovative. I believe MCI, having gone up against AT&T, is one such example.

Below is a chart summary of what I believe to be the most critical information in evaluating and comparing the various technologies.

                               TECHNOLOGY SUMMARY

-----------------------------------------------------------------------------------------------------------
      1                2              3            4             5            6                7
  Product by      Manufacturer      Safety       Cost of       Disposal     Potential   Proprietary Owner
  Brand Name                       Efficacy    Manufacture      Costs       as Global    of Controlling
                                                                            Solution      Technologies
-----------------------------------------------------------------------------------------------------------
  Safety-Lok    Becton Dickinson     Low          Low           High          None             ?
-----------------------------------------------------------------------------------------------------------
  SafetyGlide   Becton Dickinson     Low        Moderate        High          None             ?
-----------------------------------------------------------------------------------------------------------
   Integra      Becton Dickinson      ?         Moderate        Low         Moderate      Retractable
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
   Monoject           Tyco           Low          Low           High        None               ?
-----------------------------------------------------------------------------------------------------------
   Magellan           Tyco           Low        Moderate        High        None               ?
-----------------------------------------------------------------------------------------------------------
     NMT              NMT          Moderate     Moderate        Low       Moderate        Retractable
-----------------------------------------------------------------------------------------------------------
    Futura          Medisys         High        Moderate        Low       Moderate             ?
-----------------------------------------------------------------------------------------------------------
 VanishPoint      Retractable       High          Low           Low         High          Retractable
-----------------------------------------------------------------------------------------------------------
    Elite           Medi-Hut          ?           High        Moderate       Low               ?
-----------------------------------------------------------------------------------------------------------
   SafeSnap       U.S. Medical        ?           Low         Moderate      None               ?
-----------------------------------------------------------------------------------------------------------

Columns 1 and 2 are self explanatory. Column 3 is based on whether the product provides safety at a level below or above the standard syringe, which is currently being replaced by safety products in the U.S. as a matter of law. If clinical use of the product by design has positive safety efficacy and the potential to eliminate accidents, the product is rated as either moderate or high. On the other hand, products like the Safety-Lok, Monoject, and SafetyGlide, whose clinical use causes additional accidents resulting in customer injury, are rated as low. Column 4 is based on my knowledge and analysis of material and assembly costs. Column 5 includes both bulk and consideration for liability from accidents occurring during disposal of devices either unactivated or partially activated. Products like the manual sheathing products are not well liked by clinicians and have demonstrated low activation rates, in some cases below 50 percent. Obviously these products create a high potential liability for disposal costs beyond the additional bulk. Column 6 is the natural conclusion drawn from the overall examination of the attributes shown in each of the other columns. Column 7 is self explanatory. Retractable has thus far asserted legal claims only against NMT, the one company known to have products currently on the U.S. market. Question marks represent information for products that is not yet available because, for example, the product may not yet be on the market.

All of the above material is based on what I believe to be the most accurate information available, however, other parties may and will undoubtedly have somewhat differing views on the subject matter. Ultimate market share of one particular product over another may be influenced by other important factors such as Retractable Technologies, Inc.'s lawsuit against Becton Dickinson & Company; Tyco International (US), Inc.; Tyco Healthcare Group, L.P.; Novation, L.L.C.; VHA, Inc.; Premier, Inc.; and Premier Purchasing Partners, L.P.; currently scheduled for January 7, 2003. Reports of a similar nature on blood tube holders and catheters will be provided at some future date. Safety syringes were addressed first because those products make up the largest share of the market, and provide either the greatest risk or greatest potential benefits to humanity, depending on the selection of technology.

Thank you for your time and interest in reviewing this somewhat lengthy letter, and thank you again for your continued support of Retractable Technologies, Inc.

Sincerely,

/s/ Thomas J. Shaw

Thomas J. Shaw
President and CEO

-------------------
a Sharps Safety & Needlestick Prevention, ECRI (2001), p. 26.
b Modern Healthcare (October 23, 2000), p. 40.
c "Evaluation of Safety Devices for Preventing Percutaneous Injuries Among Health-Care Workers During Phlebotomy Procedures - Minneapolis-St. Paul, New York City, and San Francisco1993-1995," MMWR, volume 46, number 2 (January 17,
1997).